UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 1, 2010

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

For Immediate Release November 1, 2010

Robert F. Baronner Jr., President and CEO of Potomac Bancshares, Inc., announced the following unaudited results for the third quarter of 2010.

For the third quarter ended September 30, 2010, Potomac Bancshares, Inc. had earnings of 16 cents per basic and diluted share compared to a loss of 47 cents per share for the quarter ended September 30, 2009. Through 9/30/10 the company had net income of $1.39 Million compared to a loss through nine months of last year of $2.65 Million. The improvement in performance is due to a number of factors to include a substantial reduction in the loan loss provision. The provision for third quarter of 2010 was $213 thousand compared to $3.54 Million for the third quarter of 2009. Foreclosed property expenses are down substantially from the prior year as are other fixed overhead expenses.

This represents the fourth consecutive profitable quarter for Potomac Bancshares as it continues its efforts to work out problem credits in a difficult economic environment. The loan loss reserve is currently 2.19% of total loans and covers 246% of non-accruing loans. Delinquency, accounts over 30 days, continued its downward trend ending up the month at less than 2%. Non-performing assets which includes; “Other Real Estate Owned” and “Non-accruing Loans” fell to less than 3% of total assets. We continue to focus our efforts on controlling overhead expense and improving our net interest margin.

The bank suspended the dividend in the fourth quarter of 2009 as one of its primary objectives is to maintain the long term health and well capitalized status of the company. The bank is accomplishing this objective as evidenced by the table below:

	Actual 9/30/10	Ratio	Actual 9/30/09	Ratio
Total Capital (to risk weighted assets)	30,795	14.15%	27,493	11.97%
Tier 1 Capital (to risk weighted assets)	28,048	12.89%	24,571	10.70%
Tier 1 Capital (to average assets)	28,048	9.31%	24,571	8.15%

Baronner said, “We understand how important dividends are to shareholders, especially folks that are on a fixed income. However, there is still uncertainty about the economic climate going forward and whether regulators will require higher Tier 1 capital ratios for all banks. As such, until there is a clearer picture of improvement in the economy and what new capital standards may or may not be, we will continue to retain profits in a continuing effort to build capital. When there are sustained signals the economy is rebounding and the job picture is improving, we will resume paying cash dividends to shareholders as well.”

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(Unaudited) September 30 2010	December 31 2009
Assets:
Cash and due from banks	$13 938	$6 620
Interest-bearing deposits in other financial institutions	—	53
Federal funds sold	1 875	5 950
Securities available for sale, at fair value	37 850	34 313
Loans held for sale	612	97
Loans, net of allowance for loan losses of $4,872 and $5,718, respectively	218 078	228 993
Premises and equipment, net	8 373	8 726
Other real estate owned, net of valuation allowance of $102 and $303, respectively	6 363	5 632
Accrued interest receivable	1 010	952
Federal Home Loan Bank of Pittsburgh stock	805	805
Other assets	10 586	11 048

Total Assets	$299 490	$303 189

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits
Noninterest-bearing	$25 268	$27 953
Interest-bearing	233 307	236 514

Total Deposits	258 575	264 467
Securities sold under agreements to repurchase	8 318	7 340
Federal Home Loan Bank advances	3 013	3 856
Accrued interest payable	386	405
Other liabilities	1 988	1 549

Total Liabilities	$272 280	$277 617

Stockholders’ Equity:
Common stock, $1 per share par value; 5,000,000 shares authorized; 3,671,691 shares issued and outstanding	$3 672	$3 672
Surplus	3 923	3 898
Undivided profits	23 319	21 931
Accumulated other comprehensive (loss), net	(838)	(1 063)

	$30 076	$28 438
Less cost of shares acquired for the treasury, 281,513 shares	2 866	2 866

Total Stockholders’ Equity	$27 210	$25 572

Total Liabilities and Stockholders’ Equity	$299 490	$303 189

See Notes to Consolidated Financial Statements.

POTOMAC BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2010	2009	2010	2009
Interest and Dividend Income:
Interest and fees on loans	$3 226	$3 429	$9 772	$10 460
Interest on securities available for sale – taxable	176	231	588	728
Interest on securities available for sale – nontaxable	50	37	148	108
Interest on federal funds sold	1	1	3	4
Other interest and dividends	6	6	13	19

Total Interest and Dividend Income	$3 459	$3 704	$10 524	$11 319

Interest Expense:
Interest on deposits	$957	$1 143	$3 058	$3 646
Interest on securities sold under agreements to repurchase and federal funds purchased	23	36	63	112
Federal Home Loan Bank advances	13	49	74	155

Total Interest Expense	$993	$1 228	$3 195	$3 913

Net Interest Income	$2 466	$2 476	$7 329	$7 406

Provision for Loan Losses	213	3 540	984	6 677

Net Interest Income after Provision for Loan Losses	$2 253	$(1 064)	$6 345	$729

Noninterest Income:
Trust and financial services	$199	$174	$636	$538
Service charges on deposit accounts	480	598	1 394	1 632
Fee income on secondary market loans	32	40	56	148
Gain (loss) on sale of other real estate	25	232	167	268
Visa/MC Fees	172	145	501	412
Cash surrender value of life insurance	58	61	176	179
Other operating income	81	119	262	261

Total Noninterest Income	$1 047	$1 369	$3 192	$3 438

Noninterest Expenses:
Salaries and employee benefits	$1 177	$1 310	$3 579	$3 854
Net occupancy expense of premises	161	141	495	414
Furniture and equipment expenses	162	226	599	693
Accounting, auditing and compliance	48	36	114	157
Impairment loss on CFSI stock	—	—	—	117
FDIC assessment	142	225	416	459
Communications	46	46	138	137
Printing, stationery and supplies	34	48	136	168
ATM and check card expenses	78	72	213	256
Foreclosed property expense	177	475	468	1 193
Additional write down of OREO property	—	57	17	57
Other operating expenses	506	466	1 326	1 357

Total Noninterest Expenses	$2 531	$3 102	$7 501	$8 862

Income (Loss) before Income Tax Expense (Benefit)	$769	$(2 797)	$2 036	$(4 695)
Income Tax Expense (Benefit)	241	(1 204)	648	(2 050)

Net Income (Loss)	$528	$(1 593)	$1 388	$(2 645)

Earnings (Loss) Per Share, basic and diluted	$.16	$(.47)	$.41	$(.78)

See Notes to Consolidated Financial Statements.

Potomac Bancshares Inc. is the one bank holding company for Bank of Charles Town, based in Charles Town, West Virginia.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Robert F. Baronner, Jr.
Robert F. Baronner, Jr., President and CEO
November 1, 2010